   As filed with the Securities and Exchange Commission on February 10, 2000
                                                 Registration No. 333-__________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933

                                -----------------

                               PHARMACYCLICS, INC.
             (Exact name of registrant as specified in its charter)

            DELAWARE                                    94-3148201
(State or other jurisdiction of                (IRS Employer Identification No.)
incorporation or organization)

                             995 EAST ARQUES AVENUE
                           SUNNYVALE, CALIFORNIA 94086
               (Address of principal executive offices) (Zip Code)

                                -----------------

                               PHARMACYCLICS, INC.
                    NON-EMPLOYEE DIRECTORS STOCK OPTION PLAN
                             1995 STOCK OPTION PLAN
                            (Full title of the Plan)

                                -----------------

                             RICHARD A. MILLER, M.D.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                               PHARMACYCLICS, INC.
                   995 EAST ARQUES AVENUE, SUNNYVALE, CA 94086
                     (Name and address of agent for service)
                                 (408) 774-0330
          (Telephone number, including area code, of agent for service)

                                -----------------

   This Registration Statement shall become effective immediately upon filing with the Securities and Exchange Commission and sales of the registered securities will begin as soon as reasonably
                     practicable after such effective date.

                                -----------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================
                                                                                  Amount of
 Title of Securities to be     Amount to be    Offering Price     Aggregate      Registration
         Registered            Registered(1)     per Share     Offering Price       Fee(2)
-----------------------------------------------------------------------------------------------
1995 Stock Option Plan
Common Stock                1,174,862 shares       $65.63        $77,106,194      $20,356.04

Non-Employee Directors
Stock Option Plan
Common Stock                   30,000 shares       $65.63        $ 1,968,900      $   519.79

                                                            Aggregate Filing Fee: $20,875.83
===============================================================================================

(1) This Registration Statement shall also cover any additional shares of Registrant's Common Stock which become issuable under the 1995 Stock Option Plan and Non-Employee Directors Stock Option Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling prices per share of Registrant's Common Stock on February 7, 2000 as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission ("SEC"):

                (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended June 30, 1999, filed with the SEC on September 27, 1999, as amended on Form 10-K/A filed with the SEC on October 25, 1999;

                (b) The Registrant's Quarterly Report on Form 10-Q for the period ended September 30, 1999, filed with the SEC on November 12, 1999; and

                (c) The Registrant's Registration Statement No. 00-27066 on Form 8-A filed with the SEC on October 20, 1995 pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), which describes the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the 1934 Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement.

Item 4. Description of Securities

               Not Applicable.

Item 5. Interests of Named Experts and Counsel

               Not Applicable.

Item 6. Indemnification of Directors and Officers

               Under Section 145 of the Delaware General Corporation Law, the Registrant has broad powers to indemnify its directors and officers against liabilities they may incur in such capacities, including liabilities under the Securities Act of 1933, as amended (the "1933 Act"). The Registrant's Bylaws (the "Bylaws") provide that the Registrant shall indemnify its directors and officers if such officer or director acted (i) in good faith, (ii) in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, and (iii) with respect to any criminal action or proceeding, had no reasonable cause to believe such conduct was unlawful. The Registrant believes that indemnification under its Bylaws covers at least negligence and gross negligence, and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the directors and officers to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Bylaws further provide that rights conferred under such Bylaws shall not be deemed to be exclusive of any other right such persons may have or acquire under any agreement, vote of stockholders or disinterested directors, or otherwise.

               In addition, the Registrant's Certificate of Incorporation (the "Certificate of Incorporation") provides that, pursuant to Delaware law, none of its directors shall be liable for monetary damages for breach of his or her fiduciary duty of care to the Registrant and its stockholders. This provision in the Certificate of Incorporation does not eliminate the duty of care, and in appropriate circumstances equitable remedies such as injunctive or other forms of non-monetary relief will remain available under Delaware law. In addition, each director will continue to be subject to liability for breach of the director's duty of loyalty to the Registrant for acts or omissions not in good faith or involving intentional misconduct, for knowing violations of law, for actions leading to improper personal benefit to the director, and for payment of dividends or approval of stock repurchases or redemptions that are unlawful under Delaware law. The provision also does not affect a director's responsibilities under any other law, such as the federal securities laws or state or federal environmental laws. The Certificate of Incorporation further provides that the Registrant shall indemnify its directors and officers to the fullest extent permitted by law and requires the Registrant to advance litigation expenses in the case of stockholder derivative actions or other actions, against an undertaking by the director to repay such advances if it is ultimately determined that the director is not entitled to indemnification. The Certificate of Incorporation also provides that rights conferred under such Certificate of Incorporation shall not be deemed to be exclusive of any other right such persons may have or acquire under any statute, the Certificate of Incorporation, the Bylaws, agreement, vote of stockholders or disinterested directors, or otherwise.

               The Registrant has obtained a liability insurance policy for the officers and directors that, subject to certain limitations, terms and conditions, will insure them against losses arising from wrongful acts (as defined by the policy) in their capacity as directors or officers.

               In addition, the Registrant has entered into agreements to indemnify its directors and certain of its officers in addition to the indemnification provided for in the Certificate of Incorporation and Bylaws. These agreements, among other things, indemnify the Registrant's directors and certain of its officers for certain expenses (including attorneys fees), judgments, fines and settlement amounts incurred by such person in any action or proceeding, including any action by or in the right of the Registrant, on account of services as a director or officer of the Registrant or as a director or officer of any subsidiary of the Registrant, or as a director or officer of any other company or enterprise that the person provides services to at the request of the Registrant.

Item 7. Exemption from Registration Claimed

               Not Applicable.

Item 8. Exhibits

  Exhibit
  Number     Exhibit
  ------     -------
     4       Instruments Defining the Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 00-27066 on Form 8-A,
             which is incorporated herein by reference pursuant to Item 3(c).
     5       Opinion and consent of Brobeck, Phleger & Harrison LLP.
    23.1     Consent of Independent Accountants.
    23.2     Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
    24       Power of Attorney.  Reference is made to page II-4 of this
             Registration Statement.
    99.1     1995 Stock Option Plan
    99.2     Non-Employee Directors Stock Option Plan.

Item 9. Undertakings.

        A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 1995 Stock Option Plan or Non-Employee Directors Stock Option Plan.

        B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the 1933 Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sunnyvale, State of California, on this 31st day of January, 2000.

                                        PHARMACYCLICS, INC.



                                        By:  /s/ Richard A. Miller, M.D.
                                             -----------------------------------
                                        Richard A. Miller, M.D.
                                        President, Chief Executive Officer and
                                        Director


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Pharmacyclics, Inc., a Delaware corporation, do hereby constitute and appoint Richard A. Miller, M.D. and Marc L. Steuer and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          Signature                           Title                            Date
          ---------                           -----                            ----

/s/ Richard A. Miller, M.D.       President, Chief Executive             January 31, 2000
------------------------------    Officer and Director (Principal
Richard A. Miller, M.D.           Executive Officer)


/s/ Leiv Lea                      Vice President, Finance                January 31, 2000
------------------------------    and Administration and Chief
Leiv Lea                          Financial Officer (Principal
                                  Financial and Accounting
                                  Officer)

/s/ Phyllis I. Gardner, M.D.      Director                               January 31, 2000
------------------------------
Phyllis I. Gardner, M.D.

/s/ Joseph S. Lacob               Director                               January 31, 2000
------------------------------
Joseph S. Lacob


/s/ Craig C. Taylor               Director                               January 31, 2000
------------------------------
Craig C. Taylor


/s/ Joseph C. Scodari             Director                               January 31, 2000
------------------------------
Joseph C. Scodari

                                  EXHIBIT INDEX


  Exhibit
  Number     Exhibit
  ------     -------
    4        Instruments Defining the Rights of Stockholders.  Reference is made to Registrant's Registration Statement No. 00-27066 on Form 8-A,
             which is incorporated herein by reference pursuant to Item 3(c).
    5        Opinion and consent of Brobeck, Phleger & Harrison LLP.
   23.1      Consent of Independent Accountants.
   23.2      Consent of Brobeck, Phleger & Harrison LLP is contained in Exhibit 5.
   24        Power of Attorney.  Reference is made to page II-4 of this
             Registration Statement.
   99.1      1995 Stock Option Plan
   99.2      Non-Employee Directors Stock Option Plan.